EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors

Summa Industries:

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Company’s 1984 and 1991 Stock Option Plans, filed on April 15, 1993, the 1995 Stock Option Plan, filed on January 31, 1997 (No. 333-20835), the amendment to the 1995 Stock Option Plan, filed on December 15, 1998 (No. 333-68921), the 1999 Stock Option Plan, filed on December 15, 1998 (No. 333-68981), the amendment to the 1999 Stock Option Plan, filed on  May 3, 2002 (No. 333-87692), the Summa ESOP and 401(k) Stock Option Plan, filed on September 8, 1997 (No. 333-35163), the Calnetics Stock Option Plan, filed on October 21, 1997(No. 333-38415), the Falcon Acquisition Stock Option Plan, filed on December 15, 1998 (No. 333-68983), the Plastron Acquisition Stock Option Plan, filed on May 20, 1999 (No. 333-78873), the Plastic Specialties, Inc. Acquisition Stock Option Plan filed on May 3, 2002 (No. 333-87690), and the previously filed Registration Statement on Form S-4 pertaining to the LexaLite Stock Option Plan, filed on September 9, 1996 (No. 333-11571), of Summa Industries and subsidiaries of our reports dated October 7, 2002, except for note 17, which is as of July 9, 2003, with respect to the consolidated balance sheet of Summa Industries and subsidiaries as of August 31, 2002, and the related statements of income, stockholders’ equity and cash flows for the year then ended, and our report on Schedule II “Valuation and Qualifying Accounts,” which reports appear in the fiscal year 2002 annual report on Form 10-K/A.

Our report on the consolidated financial statements refers to the Company’s restatement of its disclosure related to its reportable segments and to our audit of the adjustments that were applied to revise the disclosures for reportable segments for the 2001 and 2000 consolidated financial statements, as more fully described in Note 17 to the consolidated financial statements.  However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such adjustments.

/s/ KPMG LLP
KPMG LLP

Los Angeles, California
July 17, 2003